Exhibit 99.1

December 3, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK to Participate in BMO Capital Markets
Utilities and Pipelines Day

TULSA, Okla. – Dec. 3, 2013 – ONEOK, Inc. (NYSE: OKE) will participate in the 9th Annual BMO Capital Markets Utilities and Pipelines Day in New York City on Wednesday, Dec. 4, 2013.

Terry K. Spencer, ONEOK and ONEOK Partners president; Pierce H. Norton II, ONEOK and ONEOK Partners executive vice president, commercial; and Curtis L. Dinan, ONEOK Partners senior vice president, natural gas, will conduct a series of meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK, Inc. website, www.oneok.com, on Wednesday, Dec. 4, 2013, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and as of Sept. 30, 2013, own 41.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the website at www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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